Exhibit (a)(4)

                                TRUST INSTRUMENT
                          NEUBERGER BERMAN INCOME FUNDS
                                   SCHEDULE A


Investor Class

      Neuberger Berman Cash Reserves
      Neuberger Berman Government Money Fund
      Neuberger Berman High Income Bond Fund
      Neuberger Berman Limited Maturity Bond Fund
      Neuberger Berman Municipal Money Fund
      Neuberger Berman Municipal Securities Trust

Trust Class

      Neuberger Berman Limited Maturity Bond Fund

Institutional Class

      Neuberger Berman Strategic Income Fund

Neuberger Berman Investor Class

      Lehman Brothers Core Bond Fund

Lehman Brothers Institutional Class

      Lehman Brothers Core Bond Fund


DATED: May 31, 2005